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                                                                    EXHIBIT 23.5

                               AUDITORS' CONSENT


The Board of Directors of
Loewen Group International, Inc.
and The Loewen Group Inc.


We consent to the incorporation by reference in the registration statement on Form S-4 of Loewen Group International, Inc. (Registration No. 333-03135) and The Loewen Group Inc. (Registration No. 333-03135-01) of our report dated February 27, 1996 with respect to the financial statements of Paperman & Sons Inc. as of November 30, 1995 and for the eleven months then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

/s/ Richter, Usher & Vineberg

Montreal, Quebec
August 23, 1996